Exhibit 10.3

This Warrant was originally issued on August 22, 2001, and has not been registered under the Securities Act of 1933, as amended (the “Act”).  This Warrant may not be transferred in violation of the Act, the rules and regulations thereunder or the provisions of this Warrant.  This Warrant is also subject to a Limited Liability Company Agreement and a Members Agreement, each dated as of August 22, 2001, and among the members of McCormick & Schmick Holdings LLC (the “Company”).  A copy of each such agreement will be furnished without charge by the Company to the holder hereof upon request.

CLASS A-2 COMMON UNITS PURCHASE WARRANT

Date of Issuance: August 22, 2001	Certificate No. C W-1

For value received, MCCORMICK & SCHMICK HOLDINGS LLC, a Delaware limited liability company (the “Company”), hereby grants to Mellon Bank, N.A., as Trustee for The Bell Atlantic Master Trust (the “Trustee”), the right to purchase from the Company a total of 103,896.10 units of Class A-2 Common Units of the Company (the “Class A Units”) at a price of $0.01 per unit (the “Initial Exercise Price”).  The exercise price and number of Class A Units (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein.  Certain capitalized terms used herein are defined in Section 4 hereof.

This Warrant is subject to the following provisions:

SECTION 1.  Exercise of Warrant.

IA.                               Exercise Period.  The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the date hereof, to and including 5:00 p.m., New York City time, on August 22, 2011, or, if such day is not a business day, on the next business day (the “Exercise Period”).

IB.                                 Exercise Procedure.

(i)                                     This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the “Exercise Time”):

(a)                                  a completed Exercise Agreement, as described in Section IC below, executed by the Person (the “Purchaser”) exercising all or part of the purchase rights represented by this Warrant;

(b)                                 this Warrant;

(c)                                  if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to such Purchaser (and together with any other documents required pursuant to Section 6 below); and

(d)                                 either (1) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Class A Units being purchased upon such exercise (the “Aggregate Exercise Price”), (2) the surrender to the Company of securities of the Company having a value equal to the Aggregate Exercise Price of the Class A Units being purchased upon such exercise, as determined in good faith by the Company’s board of advisors, or (3) the delivery of a notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to reduce the number of Class A Units subject to the Warrant by the number of units having an aggregate value equal to the Aggregate Exercise Price, as determined in good faith by the Company’s board of advisors.

(ii)                                  Certificates for units of Class A Units purchased upon exercise of this Warrant, if any, shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a unit pursuant to Section 14 hereof.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)                               Except as contemplated by Section 1B(vi), the Class A Units issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the recordholder of such Class A Units at such Exercise Time.

(iv)                              The issuance of certificates for Class A Units, if any, upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Class A Units.

(v)                                 The Company shall not close its books against the transfer of this Warrant or of any Class A Units issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(vi)                              Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of units or otherwise), such exercise may, at the election of the holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(vii) All Class A Units which are issuable upon exercise of this Warrant shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to ensure that all such Class A Units may also be issued without violation by the Company of the LLC Agreement, any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such Class A Units or other securities into which the Class A Units have been converted may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).  In the event that any of the class of equity securities for which this Warrant may be exercised becomes registered on any domestic securities exchange, the Company will use its best efforts to cause such equity securities, immediately upon such exercise, to be listed on any domestic securities exchange upon which such class of equity securities is listed at the time of such exercise.

(viii) If the Class A Units issuable by reason of exercise of this Warrant are convertible into or exchangeable for any stock or other securities of the Company (or any successor of the Company), the Company shall, at the Purchaser’s option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Class A Units, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Class A Units issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

1C.                               Exercise Agreement.  Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Class A Units are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the units of Class A Units are to be issued, and if the number of Class A Units to be issued does not include all of the Class A Units purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

SECTION 2.  Adjustment of Exercise Price and Number of Units.  In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the “Exercise Price”), and the number of Class A Units obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

2A.                             Adjustment of Exercise Price and Number of Units upon Issuance of Common Units.  If and whenever the Company issues or sells, or in accordance with Section 2B, is deemed to have issued or sold, other than pursuant to a Permitted Issuance, any Common Units for a consideration per unit less than the Fair Market Value per unit of the Common Units determined as of the date of such issuance or sale, then immediately upon such issuance or sale, the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which will be the sum of (1) the number of Common Units Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value per unit of the Common Units determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and (y) the denominator of which will be the product derived by multiplying such Fair Market Value per unit of the Common Units by the number of Common Units Deemed Outstanding immediately after such issuance or sale.  Upon each such adjustment of the Exercise Price hereunder, the number of Class A Units acquirable upon exercise of this Warrant shall be adjusted to equal the number of units determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Class A Units acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

2B.                               Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

(i)                                     Issuance of Rights or Options.  If the Company in any manner (A) grants any rights or options (other than Purchase Rights covered by Section 3 hereof or a Permitted Issuance) to subscribe for or to purchase Common Units (such rights or options being herein called “Options”) or (B) issues or sells any stock or other securities convertible into or exchangeable for Common Units (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), and the price per unit for which such Common Units are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per unit of such Common Units then in effect, then the total maximum number of units of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit.  For purposes of this paragraph, the “price per unit for which Common Units are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options or the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options or the conversion or exchange of such Convertible Securities, plus, in the case that Options are issued in connection with Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (y) the total maximum number of units of Common Units issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities.  No further adjustment of the Exercise Price shall be made upon the actual issuance of Common Units or Convertible Securities upon the exercise of such Options or upon the actual issuance of Common Units upon conversion or exchange of such Convertible Securities.

(ii)                                  Change in Option Price or Conversion Rate.  If (x) the purchase price provided for in any Options, (y) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or (z) the rate at which any Convertible Securities are convertible into or exchangeable for Common Units shall change at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Class A Units shall be correspondingly readjusted.

(iii)                               Treatment of Expired Options and Unexercised Convertible Securities.  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case, without the exercise of such Option or right, the Exercise Price then in effect and the number of Class A Units acquirable hereunder shall be adjusted to the Exercise Price and the number of units which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(iv)                              Calculation of Consideration Received.  If any Common Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor.  In case any Common Units, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt.  In the case that any Common Units, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Units, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or marketable securities shall be determined in good faith by the Company’s board of advisors, and prompt notice of such determination shall be given to the Warrantholders.  If the Required Holders object to such valuation within 30 days after receipt of such notice, fair value shall be determined by an appraiser jointly selected by the Company and such Required Holders, whose determination shall be final and binding on the Company and all holders of warrants.  The fees and expenses of such appraiser shall be paid by the Company in the event that the appraised fair value is less than the valuation of the board of advisors, and shall be borne by the Warrantholders in all other cases.

(v)                                 Integrated Transactions.  In the case that any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for their fair value as determined by the board of advisors, and any objection to such determination shall be made in the manner described in the last two sentences of Section 2B(iv) above.

(vi)                              Treasury Units.  The number of units of Common Units outstanding at any given time shall not include units owned or held by or for the account of the Company or any subsidiary of the Company and the disposition of any units so owned or held shall be considered an issuance or sale of Common Units.

(vii) Record Date.  If the Company takes a record of the holders of Common Units for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Units, Options or Convertible Securities or (B) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the units of Common Units deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

2C.                               Subdivision or Combination of Common Units.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Units into a greater number of units or pays a dividend or makes a distribution to holders of the Common Units in the form of units of Common Units, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of units of Class A Units obtainable upon exercise of this Warrant shall be proportionately increased.  If the Company at any time combines (by reverse stock split or otherwise) the Common Units into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of units of Class A Units obtainable upon exercise of this Warrant shall be proportionately decreased.

2D.                              Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case, which is effected in such a way that holders of Common Units are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Units is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each holder of Warrants shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be and as determined by the board of advisors) the Class A Units immediately theretofore acquirable and receivable upon exercise of such holder’s Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Class A Units immediately theretofore acquirable and receivable upon exercise of such holder’s Warrants prior to such Organic Change.  In any such case, the Company shall make appropriate provision with respect to such holder’s rights and interests to insure that the provisions hereof shall thereafter be applicable to the Warrants (including, but not limited to, in the case that, after giving effect to an Organic Change.  the successor or purchasing entity is an entity other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Units reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Class A Units acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Fair Market Value of the Common Units in effect immediately prior to such Organic Change).  The Company shall not effect any Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company’s assets) assumes by written instrument the obligation to deliver to each holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire upon exercise of Warrants.

2E.                                Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided herein (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of advisors shall make an appropriate adjustment in the Exercise Price and the number of Class A Units obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant.

2F.                                Notices.

(i)                                     Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment and setting forth the number of Class A Units issuable upon exercise of this Warrant following such adjustment.

(ii)                                  The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Units, (B) with respect to any pro rata subscription offer to holders of Common Units, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)                               The Company shall also give written notice to the Registered Holder at least 45 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

2G.                               Minimum Adjustment of Exercise Price.  If the amount of any adjustment of the Exercise Price required pursuant to this Section 2 would be less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto shall be made by the Company at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Exercise Price.

SECTION 3.  Purchase Rights.  If at any time the Company grants or issues any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Units (“Purchase Rights”), then the Company shall distribute to the Registered Holder the aggregate Purchase Rights that such holder would have acquired if such holder had exercised such Warrants immediately before the date on which a record is taken for the grant or issuance of such Purchase Rights, or if no such record is taken, the date that the record holders of Common Units shall be determined for the grant or issuance of such Purchase Rights.

SECTION 4.  Definitions.  The following terms have the meanings set forth below:

“Class A Units” has the meaning set forth in the preamble above and includes any securities into which such Class A Units are hereafter converted or exchanged.

“Common Units” means the Class A-1 Common Units of the Company (including any securities into which such Class A-I Common Units are hereafter converted or exchanged), Class A Units and Class B Units, but excluding any Class C Common Units of the Company (including any securities into which such Class C Common Units are hereafter converted or exchanged).

“Class B Units” means the Class B Common Units of the Company and includes any securities into which such Class B Common Units are hereafter converted or exchanged.

“Common Units Deemed Outstanding” means, at any given time, the number of Common Units actually outstanding at such time, plus the number of units of Common Units deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

“Common Warrants” means the purchase rights represented by this Class A-2 Common Units Purchase Warrant evidenced hereby, initially issued to Mellon Bank, N.A., as Trustee for The Bell Atlantic Master Trust on August 22, 2001, that remain outstanding and unexercised.

“Fair Market Value” means (i) the average of the closing sales prices of the Common Units on all domestic securities exchanges on which the Common Units are listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Units are not so listed, the sales price for the Common Units as of 4:00 P.M., New York time, as reported on the NASDAQ National Market System, or (iv) if the Common Units are not reported on the NASDAQ National Market System, the average of the representative bid and asked quotations for the Common Units as of 4:00 P.M., New York time, as reported on the NASDAQ interdealer quotation system, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which “Fair Market Value” is being determined and the 20 consecutive trading days prior to such day.  Notwithstanding the foregoing, if at any time of determination the Common Units are not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, listed on a national securities exchange nor authorized for quotation in the NASDAQ National Market System, then “Fair Market Value” shall mean the price that would be paid for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, without regard to lack of liquidity of the Company’s securities and without any discount for the minority position represented by the Warrants and Class A Units issued hereunder, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale.  In all cases, “Fair Market Value” shall be determined in good faith by the Company’s board of advisors in accordance with the terms set forth herein, and prompt notice of such determination shall be given to the holders of the Warrants.  If the Required Holders object to such valuation within 30 days after receipt of such notice, Fair Market Value shall be determined by an appraiser jointly selected by the Company and such Required Holders, whose determination shall be final and binding on the Company and all holders of Warrants.  The fees and expenses of such appraiser shall be paid by the Company in the event that the appraised value is less than the valuation of the board of advisors, and shall be paid by the holders of the Warrants in all other cases.

“Permitted Issuance” means (i) any issuance of Common Units in connection with a registered public offering of Common Units by the Company, (ii) any issuance of Class B Common Units to the management employees of the Company or any of its subsidiaries pursuant to a compensation or incentive arrangement established by the board of advisors of the Company, (iii) any issuance of Common Units upon the conversion or exchange of any Common Units, any class of Common Units, or in connection with any Common Unit split, reverse Common Unit split, recapitalization, reclassification, Common Unit combination or similar reorganization, (iv) any issuance of Common Units in connection with the exercise of this Warrant in accordance with the terms hereof and (v) pursuant to the Management Subscription Agreements (as defined in the Members Agreement).

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

“Registered Holder” means the holder of this Warrant as reflected in the records of the Company maintained pursuant to Section 13.

“Required Holders” means the holders of a majority of the purchase rights represented by this Class A-2 Common Units Purchase Warrant as originally issued that remain outstanding and unexercised.

SECTION 5.  No Voting Rights; Limitations of Liability.  Except as set forth herein, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a unitholder of the Company.  No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Class A Units, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Class A Units acquirable by exercise hereof or as a stockholder of the Company.

SECTION 6.  Warrant Transferable.  This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (i) upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, and (ii) pursuant to the terms and conditions of the LLC Agreement and the Members Agreement.

SECTION 7.  Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable upon the surrender hereof by the Registered Holder at the principal office of the Company for new Warrants with the same terms and conditions set forth herein and in denominations as requested by the Registered Holder.  At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants.  All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

SECTION 8.  Replacement.  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver, in lieu of such certificate, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION 9.  Notices.  Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company at its principal executive offices and (ii) to the Registered Holder at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder in writing prior to the date of such notice).

SECTION 10.  Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Registered Holders.

SECTION 11.  Limited Liability Company Agreement and Members Agreement.  The Registered Holder shall be entitled to the rights set forth in that certain Limited Liability Company Agreement of the Company, dated as of August 22, 2001, among the Company and its members, as amended (the “LLC Agreement”) and that certain Members Agreement, dated as of August 22, 2001, among the Company and the members thereto (the “Members Agreement”).  In the event of any conflict between the terms of this Warrant and the LLC Agreement or Members Agreement, the terms of the LLC Agreement or Members Agreement, as applicable, shall be controlling.

SECTION 12.  Dividend Requirements.  So long as any Common Warrants are outstanding, the Company will not pay any dividends or other distributions, including issuance of rights, on any class of Common Units unless identical per unit dividends or distributions are paid on the Class A Units.

SECTION 13.  Warrant Register.  The Company shall maintain at its principal executive offices books for the registration of ownership and transfer of Warrants.  The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

SECTION 14.  Fractions of Units.  The Company may, but shall not be required to, issue a fraction of a unit of Common Units upon the exercise of this Warrant in whole or in part.  As to any fraction of a unit which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of such Common Unit on the date of such exercise.

SECTION 15.  Descriptive Headings; Governing Law.  The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except that, as to matters of corporate law, the Delaware General Corporation Law shall govern.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

MCCORMICK & SCHMICK HOLDINGS LLC

	By:	/s/ DOUGLAS SCHMICK
Name: Douglas Schmick
Title: President

Attest:

DOUGLAS SCHMICK
Name: Douglas Schmick
Title: Secretary

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. C W-           ) hereby agrees to subscribe for the purchase of                units of Class A Units (as defined therein) covered by such Warrant and makes payment herewith in full therefor at the price per unit provided by such Warrant.  The undersigned requests that a certificate, if any, for such units of Class A Units be registered in the name of                            whose address is                                       and whose social security number or other identifying number is                        and that such certificate, if any, be delivered to whose address is                                      .  If said number of units of Class A Units is less than all of the units of Class A Units purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of units of Class A Units for which this Warrant is exercisable be registered in the name of                        whose address is                                       and whose social security number or other identifying number is                        and that such certificate be delivered to                       whose address is                                         .

Signature

Address

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED,                                                             hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. C W-          ) with respect to the number of the units of Class A Units (as defined therein) covered thereby set forth below, unto:

Names of Assignee	Address	No. of Units

Dated:	Signature

Witness